As filed with the Securities and Exchange Commission on

                                                     File No. 33-2265
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                               ----------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               ----------------
                       GLOBAL TELEMEDIA INTERNATIONAL, INC.
                (Exact name of issuer as specified in its charter)



                  Florida					                        	   64-0708107
       (State or other jurisdiction			             	   (I.R.S. Employer
     of incorporation or organization)				            Identification No.)

          1121 Alderman Drive, Suite 200, Alpharetta, Georgia 30202
            (Address of principal executive offices)		(Zip Code)


                              -----------------
               CONSULTING CONTRACTS FOR CONSULTANTS AND ADVISORS
                          (Full title of the plan)


                              ----------------
                              Roderick McClain
                      1121 Alderman Drive, Suite 200
                       Alpharetta, Georgia    30202
                               (770) 667-6088
                  (Name and address of agent for service)

                                  Copy to:

                            Bruce Brashear, Esq.
                       920 North 8th Avenue, Suite A
                        Gainesville, Florida  32601
                               (904) 336-0800
                               --------------

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

     The documents listed in (a) through (d) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

          (a) The Registrant's latest annual report or transitional report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (3) the Registrant's effective registration statement on Form 10 or 30F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

          (b)  	The Registrant's Annual Report on Form 10-KSB for the year
ended December 31, 1995.

          (c)  	The Registrant's Quarterly Reports on Form 10-QSB for the
quarters ended March 31, 1996 and June 30, 1996.

          (d)  	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

          (e)  	The description of the Common Stock of the Company which is
contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.	Description of Securities

     The class of securities to be offered hereby is registered under Section 12 of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.


Item 5.	Interests of Named Experts and Counsel

     Not Applicable.

Item 6.	Indemnification of Directors and Officers

     The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief remain available under Florida law. In addition, each director will continue to be subject to liability for all (a) violations of criminal laws, unless a director has reasonable cause to believe his conduct is lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to any unlawful distribution and (d) willful misconduct or conscience disregard for the best interests of the Company in a proceeding by or in right of the Company to cure a judgment in its favor or in a proceeding by or in the right of a shareholder. This statute does not affect a director's responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacity if such person acted in good faith and in the manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable apse to believe his conduct was unlawful.

Item 7.	Exemption from Registration Claimed

     Inasmuch as the consultants and advisors, who received the Shares of the Company were knowledgeable, sophisticated or had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 8.	Exhibits

Exhibit           			Description

4(a)1     Agreement between Dupont Holdings Limited and the Company dated
July 31, 1996.

4(b)2    	Agreement between Alphatronics, Inc. and the Company dated
August 5, 1996.

(5)3    		Opinion of Bruce Brashear relating to the issuance of shares of
Common Stock pursuant to the above agreement.

(24.1)4  	Consent of Bruce Brashear included in the opinion filed as exhibit
(5) hereto.

(24.2)	Consents of independent certified public accountants.








--------------------------
     1 The Agreement between Dupont Holdings has been withdrawn from Registration statement.

     2  previously filed with Registration Statement.

     3  previously filed with Registration Statement.

     4  previously filed with Registration Statement.


Item 9.	Undertakings

     (1) 	The undersigned registrant hereby undertakes:

          (a)  	To file, during any period in which offerings or sales are
being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (b)  	That, for the purposes of determining any liability under the
Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c)  	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) 	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    	(3) 	Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta and the State of Georgia,
on the   31st  day of October, 1996.

                                   						GLOBAL TELEMEDIA INTERNATIONAL, INC.


                                   						By:	/S/ Roderick A. McClain
                                             -----------------------
                                      							Roderick A. McClain
                                      							President and Chief
                                      							Executive Officer



    	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         	Signature				              Title			                   Date
          ---------                  -----                      ----


/S/  Roderick A. McClain
------------------------      			President, Chief	        		October 31, 1996
     Roderick A. McClain			      Executive Officer
                            					and Director


/S/  Herbert S. Perman
----------------------          	Treasurer, Chief	        		October 31, 1996
     Herbert S. Perman		        	Financial Officer,
					                            Principal Accounting
					                            Officer and Director


/S/  Geoffrey F.McClain
-----------------------       			Senior Vice 			            October 31, 1996
     Geoffrey F. McClain		      	President and
                            					Director

                             ********************

               EXHIBITS OF GLOBAL TELEMEDIA INTERNATIONAL, INC.

                                  FILED WITH

                        FORM S-8 REGISTRATION STATEMENT
                                FILED WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

                             *********************

                                 EXHIBIT 24.2


             Consents of independent certified public accountants

                              TAUBER & BALSER, P.C.
                          Certified Public Accountants
                            3340 Peachtree Road, N.E.
                             Atlanta, Georgia  30326




                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the incorporation in the Post-Effective Amendment #2 on Form S-8, dated October 31, 1996, of Global TeleMedia International, Inc. of our report dated April 15, 1996, included in the 1995 Annual Report of Global TeleMedia International, Inc. on Form 10-KSB.





/S/ Tauber & Balser
------------------------
    Tauber & Balser, P.C.
    Atlanta, Georgia
    October 31, 1996

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the incorporation in the registration statement on Post
Effective Amendment #2 on Form S-8, dated October 31, 1996, of Global TeleMedia International, Inc. of our report dated April 12, 1995 on the consolidated financial statements of Global TeleMedia International, Inc. for the year ended December 31, 1994, included in the Company's 1995 Annual Report on
Form 10-KSB.




                                         								/S/  Kaufman, Rossin & Co.
                                                 --------------------------
                                         								KAUFMAN, ROSSIN & CO., P.A.


Miami, Florida
October 31, 1996